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                              MANAGEMENT AGREEMENT

         This Management Agreement is entered into as of January 1, 1997 between Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at 14000 N.W. 4th Street, Sunrise, Florida 33325 (the "Company"), and East Shore Ventures, Inc., a Florida corporation having its principal place of business at 14000 N.W. 4th Street, Sunrise, Florida 33325 (the "General Manager").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage the General Manager to provide certain management services to the Company relating to the Company's business operations; and

         WHEREAS, the General Manager is willing to render such services to the Company on the terms and conditions hereinafter set forth;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the Company and the General Manager hereby agree as follows:

1.       DEFINITIONS.

                  (a) The "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated October 28, 1996 by and among Kellstrom Industries, Inc., IASI Inc., International Aircraft Support L.P. and William Lyon.

                  (b) The "Base  Annual  Fee" shall mean the amount set forth in
         Section 3(a) of this Management Agreement.

                  (c) The "Board" shall mean the Board of Directors of the Company.

                  (d) The  "Annual  Bonus"  shall  mean the  amount set forth in
         Section 3(b) of this Management Agreement.

                  (e) The "Management Period" shall mean the period commencing on the date hereof and ending on the seventh anniversary of the date hereof.




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2.       MANAGEMENT SERVICES TO BE RENDERED BY THE GENERAL MANAGER.

         (a) The General Manager shall furnish the Company with the management services necessary of a chief executive officer responsible for the overall direction of the operations and administration of the business of the Company with such powers and duties as provided for a chief executive officer of the Company under the Company's by-laws and pursuant to the General Corporation Law of the State of Delaware. The General Manager shall have such other incidental powers and duties as shall be assigned from time to time by the Board.

         (b) Unless the Company otherwise consents, the General Manager's services shall be rendered through the services of Zivi R. Nedivi ("Mr. Nedivi"), the President of the General Manager. Unless the context otherwise requires, all references to the "General Manager" herein shall be deemed to refer also to Mr. Nedivi and to any other personnel of the General Manager who shall be engaged in the rendering of services hereunder. In performing services and duties for the Company, the General Manager shall comply with the policies of, and be subject to the direction of, the Board.

3.       MANAGEMENT FEE AND COMPENSATION.

         (a) Base Annual Fee. The Company shall pay to the General Manager a Base Annual Fee of $240,000. During the Management Period, the General Manager's Base Annual Fee may be reviewed and changed; however, the Company shall not pay the General Manager a Base Annual Fee less than $240,000 during the Management Period. Any increase in the Base Annual Fee shall not serve to limit or reduce any other obligation to the General Manager under this Management Agreement. The Base Annual Fee shall be paid on a twice-per-month basis in accordance with the Company's annual payroll practices.


         (b) Annual Bonus. For each calendar year commencing with the year ending December 31, 1997, at the end of which this Management Agreement is in effect:

                           (A) if the Company has net income for such year of an
                  amount equal to the target net income before taxes, determined in accordance with generally accepted accounting principles in the U.S. as in effect from time to time (the "Net Income") as approved by the Board (or the Executive Committee of the Board, if one exists) for such year (the "Target"), the General Manager shall be entitled to an Annual Bonus in an amount equal to $240,000 (the "Target Bonus"). During the Management Period, the Target Bonus shall be adjusted to equal any increase in the General Manager's Base Annual Fee, and the amounts in the formulae set forth below will be accordingly adjusted.

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                           (B) if the  Company  has Net  Income for such year of
                  more than the Target and less than 150% of the Target, the General Manager shall be entitled to an Annual Bonus as calculated below:

                  B = $240,000 + $240,000 x   (NI  -  T)
                                              __________
                                                  T

                  where:

                           B = the Annual Bonus earned in such year.

                           T  =     the Target for such year.

                           NI = the actual Net Income for such year.

                           (C) if the  Company  has Net  Income for such year of
                  150% of the Target or more, the General Manager shall be entitled to an Annual Bonus of $360,000.

                           (D) if the  Company  has Net  Income for such year of
                  less than 50% of the Target, the General Manager shall not be entitled to an Annual Bonus.

                           (E) if the Company has Net Income for such year of at
                  least 50% of the Target but less than the Target, the General Manager shall be entitled to an Annual Bonus as calculated below:

                  B = $240,000  - ($240,000  x  2  x  (T  -  NI))
                                                _________________
                                                          T

                  where:

                           B = the Annual Bonus earned in such year.

                           T  =     the Target for such year.

                           NI = the actual Net Income for such year.

         (c)  Adjustment  for Taxes.  In  addition  to the  amounts set forth in
Section 3(a) and 3(b) hereof for the Base Annual Fee and the Annual Bonus, the Company shall pay to the General Manager an amount equal to the General Manager's Federal, state and local payroll and related taxes associated with the General Manager's salary and bonus payments to Mr. Nedivi.

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         (d) Asset Purchase Agreement. Notwithstanding the above, payment of the
Base Annual Fee and the Annual Bonus to the General Manager assumes the closing of the transactions contemplated by the Asset Purchase Agreement. Absent closing of the transactions contemplated by the Asset Purchase Agreement, the terms of this Section 3 will be renegotiated by the parties to fairly reflect the nature and extent of the services to be rendered by the General Manager.

4. BENEFITS. In addition to the compensation payable to the General Manager as set forth in Section 3 above, during the Management Period Mr. Nedivi shall be eligible to participate in all incentive, savings, pension, welfare (including without limitation medical, dental, disability and salary continuance insurance) plans, practices, policies and programs applicable on or after the date hereof to employees of the Company. In addition, the Company shall obtain and maintain a life insurance policy on the life of Mr. Nedivi in the amount of $4,000,000 with a variable annuity feature mutually acceptable to the General Manager and the Company. The Company will pay the premium on such policy for the entire period commencing on the date hereof and ending on the seventh anniversary of the date hereof (the "Policy Period"). Until the second anniversary of the date hereof, the Company shall own, and shall have the right to designate the beneficiary under, such insurance policy. The General Manager shall have the option of causing the Company to transfer the ownership of the policy (and the right to designate the beneficiary thereunder) to the General Manager at no cost to the General Manager after the second anniversary of the date hereof (but the Company will continue to pay the premium on such policy for the entire Policy Period). If the General Manager does not exercise its option to transfer ownership of the policy, upon the termination of the Policy Period, the Company shall transfer the policy to the General Manager at no cost to the General Manager. In the event that this Management Agreement is terminated (other than for cause) prior to that time, the Company will transfer ownership of the policy to the General Manager and pay the General Manager a lump sum payment equal to the unpaid premium remaining through the end of the Policy Period. Such lump sum payment shall include an amount sufficient to compensate the General Manager for any Federal, state or local income taxes associated with the receipt of such payment.

5.       EXPENSES.

         (a) Relocation Expenses. If Mr. Nedivi is relocated during the Management Period the General Manager shall be entitled to repayment of relocation expenses in an amount not greater than $10,000 in the case of any move within the United States or $20,000 in the case of any move to outside the United States.

         (b) Other Business Expenses. During the Management Period the General Manager shall be entitled to receive prompt reimbursement from the Company for all reasonable business expenses incurred by the General Manager or Mr. Nedivi, itemized in accordance with the Company's existing policies, practices and procedures.

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6.  FRINGE BENEFITS.  During the Management Period, Mr. Nedivi shall be entitled to all fringe benefits applicable on or after the date hereof to employees of the Company, including Mr. Nedivi's existing life insurance and pension arrangements.

7. VACATION. During the Management Period, Mr. Nedivi shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the date hereof to executives of the Company, provided that Mr. Nedivi shall be entitled to a minimum of three weeks of paid vacation per calendar year and all holidays that are prescribed by the Company's policies and practices. If the Management Agreement is in effect for less than a full calendar year, the minimum three weeks shall be prorated for the period of the year in which Mr. Nedivi served pursuant to the Management Agreement. Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years; provided however that such accrued but unused vacation cannot be carried over for more than two years. All earned, unused and accrued vacation will be paid to the General Manager at the termination of this Agreement.

8. OFFICE AND SUPPORT STAFF. During the Management Period Mr. Nedivi shall be entitled to an appropriate office or offices and with furnishings and other appointments and with a secretary and other support staff as are usual and customary for the executive officers of a corporation of comparable size to the Company.

9. AUTOMOBILE. During the Management Period, the Company shall make available to the General Manager an automobile for use by Mr. Nedivi and shall pay for all expenses related thereto including, without limitation, gas and insurance.

10. THE GENERAL MANAGER'S OBLIGATIONS. During the Management Period, and excluding any periods of vacation and sick leave to which Mr. Nedivi is entitled, the General Manager agrees to cause Mr. Nedivi to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the General Manager. During the Management Period it shall not be a violation of this Management Agreement for Mr. Nedivi to serve on corporate, civic or charitable boards, deliver lectures, fulfill speaking engagements or teach at educational institutions or manage personal investments, so long as such activities do not significantly interfere with the performance of his duties and responsibilities hereunder on behalf of the General Manager.

11. TERMINATION.

         (a) Mutual Agreement. During the Management Period, this Management Agreement may be terminated at any time by mutual agreement between the Company and the General Manager on terms to be negotiated at the time of such termination. Any such termination by mutual agreement shall be evidenced by a written document signed by the Company and the General Manager. In the event of a termination by mutual agreement, the Company's obligation to the General Manager under this

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Management  Agreement shall be determined by such mutual  agreement as evidenced by a written document signed by the General Manager and the Company.

         (b) Death. This Management Agreement shall terminate automatically upon Mr. Nedivi's death. If this Management Agreement is terminated by reason of Mr. Nedivi's death, the Company shall have no further obligations under this Management Agreement, other than (i) those obligations accrued, earned or vested as of the date of Mr. Nedivi's death, (ii) that portion of any Annual Bonus determined pursuant to Section 3(b) of this Management Agreement in respect of a prior calendar year that had been deferred, which amount shall be paid to the General Manager as soon as practicable, and (iii) with respect to the calendar year in which Mr. Nedivi's death occurs, in the event that an Annual Bonus would have been payable to the General Manager pursuant to Section 3(b) of this Agreement in respect of such calendar year had Mr. Nedivi not died, the General Manager shall be entitled to receive a prorated amount of such Annual Bonus based on a fraction in which the numerator is the number of days Mr. Nedivi continued service to the Company under this Management Agreement in the calendar year in which Mr. Nedivi died and the denominator is 365, with such Annual Bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which Mr. Nedivi dies. In addition, Mr. Nedivi's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of employees of the Company based on the terms of the benefit plans referenced in Section 4 of this Management Agreement as in effect on the date of Mr. Nedivi's death.

         (c) Disability. If the Company determines in good faith that Mr. Nedivi has a "disability" (as defined below), it may give the General Manager written notice of its intention to terminate this Management Agreement. In such event, this Management Agreement shall terminate effective on the 60th day after receipt by the General Manager of such notice. No such notice of termination by reason of disability shall be given until Mr. Nedivi has experienced a period of three consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if Mr. Nedivi returns to full-time performance of his duties prior to the expiration of the 60-day notice period. For purposes of this Management Agreement, "disability" shall mean a physical or mental condition which, three months after its commencement, is determined to be total and permanent by a physician selected by the Company. Mr. Nedivi and the General Manager shall be entitled to all compensation and benefits provided for under this Management Agreement during the three-month waiting period for the disability determination and during the 60-day notice of termination period. In the event that the Company provides long-term disability benefits for Mr. Nedivi, such benefits shall not commence until after this Management Agreement has been terminated and the Company has ceased paying compensation pursuant to the foregoing sentence. If this Management Agreement is terminated by reason of Mr. Nedivi's disability, this Management Agreement shall terminate without further obligations to Mr. Nedivi or the General Manager under this Management Agreement, other than (i) those obligations accrued, earned or vested as of the date of the termination, (ii) that portion of any Annual Bonus determined pursuant to Section

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3(b) of this  Management  Agreement in respect of a prior calendar year that had been deferred, which amount shall be paid to the General Manager as soon as practicable, and (iii) with respect to the calendar year in which this Management Agreement is terminated, in the event that an Annual Bonus would have been payable to the General Manager pursuant to Section 3(b) of this Management Agreement in respect of such calendar year had this Management Agreement not terminated, the General Manager shall be entitled to a pro-rated amount of such Annual Bonus based on a fraction in which (A) the numerator is the number of days in the calendar year in which this Management Agreement was terminated that Mr. Nedivi provided services to the Company under this Management Agreement and which were prior to the period of Mr. Nedivi's disability and (B) the denominator is 365, with such Annual Bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Management Agreement is terminated. In the event Mr. Nedivi becomes disabled but returns to active service under this Management Agreement prior to the expiration of the three-month waiting period, or prior to the expiration of the 60-day notice of intent to terminate period, the General Manager shall be entitled to the full amount of any Annual Bonus payable pursuant to Section 3(b) of this Agreement in respect of the year in which he became disabled without regard to the period of absence due to the disability. In addition, Mr. Nedivi and Mr. Nedivi's family shall be entitled to receive benefits, including without limitation disability benefits, at least equal to the most favorable benefits provided by the Company to employees of the Company based on the terms of the benefit plans referenced in Section 4 of this Management Agreement as in effect on the date Mr. Nedivi's disability commenced.

         (d) Voluntary Termination or Retirement. If Mr. Nedivi shall elect to voluntarily terminate his services under this Management Agreement (other than for "good reason" as defined in Section 11(g) below) or to retire during the Management Period, this Management Agreement shall terminate automatically and the Company shall have no further obligations to the General Manager under this Management Agreement, other than those obligations accrued, earned or vested as of the date of the termination or retirement. In the event of voluntary termination or early retirement (prior to Mr. Nedivi's 65th birthday), the General Manager shall be entitled to receive a pro-rated amount of any Annual Bonus payable in respect of the year of voluntary termination or early retirement. If Mr. Nedivi retires upon the expiration of this Management Agreement at the end of the Management Period, and in the event that an Annual Bonus would have been payable to the General Manager pursuant to Section 3(b) of this Management Agreement in respect of such calendar year had this Management Agreement not terminated, the General Manager shall be entitled to receive a pro-rated amount of such Annual Bonus based on a fraction in which (i) the numerator is the number of days in the calendar year in which Mr. Nedivi was terminated that he provided services to the Company under this Management Agreement and (ii) the denominator is 365, with such Annual Bonus payment to be paid on one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Management Agreement is terminated.

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         (e) Cause. During the Management Period, the Company may terminate this
Management Agreement for "cause," as defined below. For purposes of this Management Agreement, "cause," shall mean:

                  (i) an act or acts of personal dishonesty taken by Mr. Nedivi or the General Manager at the expense of or against the interests of the Company;

                  (ii) repeated violations by Mr. Nedivi or the General Manager of the obligations under Section 10 of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations;

                  (iii) any direct or indirect disclosure of any confidential information or other special knowledge of the finances, business or other affairs of the Company;

                  (iv) the conviction of Mr. Nedivi or the General Manager of a felony;

         or

                  (v) the conviction of Mr. Nedivi of a serious misdemeanor involving illegal use, possession or sale of drugs, larceny, crimes of violence or sex offenses.

                  (vi) the entry of a decree or order for  relief in  respect of the General Manager by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the General Manager or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; the commencement against the General Manager of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of 30 consecutive days; or the commencement by the General Manager of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the General Manager or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the General Manager generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of the foregoing.

If this Management Agreement is terminated for cause, this Management Agreement shall terminate without further obligations to the General Manager or to Mr. Nedivi under this Management Agreement, other than those obligations accrued, earned or

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vested  as of the date of the  termination.  The  General  Manager  shall not be entitled to any Annual Bonus in respect of the year of termination in the event this Management Agreement is terminated for cause pursuant to this Section 11(e).

         (f) Involuntary Termination. If during the Management Period the Company terminates this Management Agreement other than for reasons set forth in
Section 11(a) through 11(e) above, it shall be deemed to be an involuntary termination and the Company shall pay to the General Manager the following amounts:

                  (i) to the extent not theretofore paid, the Company shall pay the Base Annual Fee through the date of such involuntary termination as well as that portion of any Annual Bonus determined pursuant to Section 3(b) of this Management Agreement in respect of a prior calendar year which had been deferred;

                  (ii) the Company shall pay the General Manager on the date of such involuntary termination an amount equal to two years of the Base Annual Fee;

                  (iii) with respect to the year in which such involuntary termination occurs, in the event that an Annual Bonus would have been payable to the General Manager pursuant to Section 3(b) of this Management Agreement in respect of such year had this Management Agreement not been terminated, the General Manager shall be entitled to receive a pro-rated amount of such Annual Bonus based on a fraction in which (A) the numerator is the number of days in the calendar year in which this Management Agreement terminated that Mr. Nedivi provided services to the Company under this Management Agreement and (B) the denominator is 365, which such Annual Bonus payment to be paid in one cash lump sum paid as soon as practicable following delivery of audited financial statements for the year in which this Management Agreement is involuntarily terminated; and

                  (iv) the Company shall pay in one cash lump sum any vacation days accrued but unused as of the date of Mr. Nedivi's involuntary termination.

         (g) Good Reason. During the Management Period, the General Manager may terminate this Management Agreement for "good reason" as defined below. For purposes of this Management Agreement, "good reason" shall mean:

                  (i) the assignment to the General Manager of any duties inconsistent in any respect with the position, duties and responsibilities as set forth in Section 2(a) of this Management Agreement or any action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the General Manager;

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                  (ii) any  failure  by the  Company  to comply  with any of the provisions of Sections 3 through 8 of this Management Agreement regarding the management fee, compensation, benefits, expenses, fringe
         benefits,   vacation  and  office   staff,   other  than  an  isolated,
         insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the General Manager;

                  (iii) the Company's requiring Mr. Nedivi to be based at any office or location other than the address set forth in the first paragraph of this Management Agreement, except for travel reasonably required in the performance of his responsibilities; or

                  (iv) any  failure by the  Company to comply  with and  satisfy
         Section 18 of this Management Agreement with respect to successors.

In the event that the General Manager terminates this Management Agreement for good reason as defined in this Section 11(g), it shall be deemed to be an "involuntary termination" as set forth in Section 11(f) above and the General Manager shall be entitled to all payments and obligations set forth in Sections 11(f)(i) through 11(f)(iv) of this Management Agreement as if this Management Agreement had been involuntarily terminated.

12. NOTICE OF TERMINATION. Any termination by the Company for any reason or by the General Manager for any reason shall be communicated by a written notice which indicates (i) the specific termination provision in this Management Agreement relied upon, (ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date of termination.

13. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Management Agreement shall prevent or limit Mr. Nedivi's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Mr. Nedivi may otherwise qualify. Amounts which are vested benefits or which Mr. Nedivi is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the termination of this Management Agreement shall be payable in accordance with such plan, policy, practice or program.

14. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment or other claim, right or action which the Company may have against the General Manager, Mr. Nedivi or others. In no event shall Mr. Nedivi be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the General Manager under any of the provisions of this Management Agreement. In connection with any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this Management Agreement in which the General Manager is ultimately successful, the Company agrees to pay, to the full extent permitted by law, all reasonable legal fees

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and expenses,  as incurred by the Company,  the General Manager,  Mr. Nedivi and
others, which the General Manager may reasonably incur as a result of any such contest.

15.      CONFIDENTIALITY.

         (a) The General Manager shall hold, and cause Mr. Nedivi to hold, in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company and its business, including without limitation financial information and customer lists, which shall have been obtained by the General Manager or Mr. Nedivi during the Management Period and which shall not be or become public knowledge (other than by acts by the General Manager or Mr. Nedivi in violation of this Management Agreement). Notwithstanding the foregoing, the General Manager and Mr. Nedivi may disclose any such information if such information is compelled by legal process, provided that if the General Manager or Mr. Nedivi is so compelled, it or he shall provide the Company with prompt notice so that it may seek a protective order or other remedy. In any event, the General Manager and Mr. Nedivi shall furnish only that portion of the confidential information that is legally required to be disclosed.

         (b) In the event that the General Manager or Mr. Nedivi breaches any provision of this Section 15, any payments or other benefits promised under this Management Agreement shall be forfeited. In addition, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the General Manager and Mr. Nedivi from committing or continuing any violation of this Management Agreement.

16. NON-COMPETITION. The General Manager agrees, and shall cause Mr. Nedivi to agree, that during the Management Period and for three years thereafter (or, if the General Manager terminates this Management Agreement for good reason or is terminated involuntarily, only during the Management Period), they will not, within the continental United States, Israel, Ireland or any other country in which the Company has operations, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity, other than that of the Company and its subsidiaries, directly or indirectly in competition with any of the business operations or activities of the Company and its subsidiaries as of the date in question or, if later, as of the date of termination of this Management Agreement, whether such companies are presently existing or hereafter acquired. Nothing herein contained, however, shall restrict the General Manager or Mr. Nedivi from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give either of them the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or any of its subsidiaries.

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17.  RESTRICTIONS  ON  SOLICITATION.  The General Manager agrees that during the
Management Period and for three years thereafter, it will not, and it will cause Mr. Nedivi not to:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its subsidiaries to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its subsidiaries;

                  (ii) directly or indirectly approach any such employee for these purposes;

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during the term of this Management Agreement shall be, a customer of the Company or of any of its subsidiaries to become a customer for the same or similar products which it purchased from the Company or any of its subsidiaries, of any other person, firm or corporation, and neither the General Manager nor Mr. Nedivi shall approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person; provided that if the General Manager terminates this Management Agreement for good reason or this Management Agreement is terminated involuntarily, then this subsection (iv) shall not apply.

18. SUCCESSORS. This Management Agreement is personal to the General Manager and Mr. Nedivi and without the prior written consent of the Company shall not be assignable by either of them otherwise than by will or the laws of descent and distribution. This Management Agreement shall inure to the benefit of and be enforceable by the legal representatives of Mr. Nedivi and the successors of the General Manager. This Management Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Management Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The General Manager will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the General Manager to assume expressly and agree to perform this Management Agreement in the same manner and to the same extent that the General Manager would be required to perform if no such succession had taken place. As used in this Management Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets

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as  aforesaid  which  assumes this  Management  Agreement by operation of law or otherwise.

19. BINDING ARBITRATION. In the event that the Company and the General Manager cannot agree on an interpretation of any provision of this Management Agreement, or in the event that the Company fails to make any payments or otherwise fulfill any obligations required by the terms of this Management Agreement, the Company and the General Manager agree to resolve any such dispute through binding arbitration. Any request for such arbitration shall be served on the other party by written notice. The parties shall agree upon and select an arbitrator within 20 days after written demand is made by either party for such arbitration. The arbitrator shall set a time for hearing within 60 days of his/her selection. Each party shall have an opportunity to present evidence on the issues in dispute before the arbitrator and each party may be represented by legal counsel if either so desires. The decision of the arbitrator shall be rendered in writing to both parties within 30 days of the close of the hearing. The decision of the arbitrator shall be final and binding upon both parties. Any legal fees, expenses or other costs incurred by the Company and the General Manager in connection with such arbitration shall be borne by the Company.

20.      INDEMNIFICATION.

         (a) If the General Manager or Mr. Nedivi acted in good faith and in a manner it or he reasonably believed to be in or not opposed to the best interests of the Company, and the General Manager or Mr. Nedivi had no reasonable cause to believe that its or his conduct was unlawful or detrimental to the Company, the Company shall indemnify and hold harmless the General Manager and its successors and Mr. Nedivi and his legal representatives from and against any and all claims, losses, liabilities, damages, costs, demands, causes of action (whether legal, equitable, administrative, civil or criminal), judgments, settlements (subject to the last sentence of paragraph (c) hereof), fines, court costs and other expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), which may be threatened against, incurred or suffered by the General Manager or its successors or Mr. Nedivi or his legal representatives in connection with, relating to or arising out of, directly or indirectly, the General Manager's or Mr. Nedivi's performance, duties and responsibilities to, for and on behalf of, the Company, including, without limitation, (i) this Management Agreement and all actions or omissions taken thereunder and (ii) any acts, omissions or alleged acts or omissions arising out of the General Manager's or Mr. Nedivi's activities on behalf of the Company or in furtherance of the interests of the Company.

         (b) Exception. Notwithstanding anything contained herein or in the By-Laws of the Company, the Company shall have no obligation to indemnify the General Manager or Mr. Nedivi if the Loss incurred by the General Manager or Mr. Nedivi (i) arises out of an action brought directly by the Company against the General Manager or Mr. Nedivi or (ii) arises, directly or indirectly, as a result of this Management

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Agreement being terminated for cause (as such term is defined in this Management
Agreement).

         (c) Notification of Claim. Promptly after receipt by the Company of notice of any claim against the General Manager or Mr. Nedivi pursuant to which the General Manager or Mr. Nedivi is entitled to indemnification, the Company shall have the right to assume the defense of such claim, including the employment of counsel of its choice. Although the General Manager and Mr. Nedivi shall have the right to employ its or his own counsel, the fees and expenses of such counsel shall be at the expense of the General Manager or Mr. Nedivi, as the case may be. The Company shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.

         (d) Payment of Indemnity Amounts. The Company agrees to pay all amounts payable in respect of Losses immediately upon its receipt of a statement with respect thereto rendered by the General Manager or Mr. Nedivi, together with appropriate supporting documentation thereof. It is the express intention of the parties hereto that all such amounts shall be paid by the Company on or before the date payment thereof is due, and that neither the General Manager nor Mr. Nedivi shall be required at any time to bear any costs or expenses on account of Losses.

21.      MISCELLANEOUS.

         (a) This Management Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (b) The captions in this Management Agreement are not part of the provisions hereof and shall have no force or effect. This Management Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the General Manager:                       If to the Company:
-------------------------                        ------------------
East Shore Ventures, Inc.                        Kellstrom Industries, Inc.
14000 N.W. 4th Street                            14000 N.W. 4th Street
Sunrise, Florida  33325                          Sunrise, Florida  33325

Attn: Zivi R. Nedivi                             Attn: John Gleason

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or to such other  address as either  party shall have  furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (d) The invalidity or unenforceability of any provision of this Management Agreement shall not affect the validity or enforceability of any other provisions of this Management Agreement.

         (e) A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Management Agreement supersedes the prior employment agreement between the Company and Mr. Nedivi, dated June 9, 1995, as amended, and contains the entire understanding of the Company and the General Manager with respect to the subject matter hereof.

         IN WITNESS WHEREOF, this Management Agreement has been executed and delivered on the date first above written by the undersigned.

                                                     KELLSTROM INDUSTRIES, INC.


                                                     By:-----------------------
                                                        Name:
                                                        Title:

                                                     EAST SHORE VENTURES, INC.

                                                     By:-----------------------
                                                        Zivi R. Nedivi
                                                        President

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